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                                                                    Exhibit 99.2




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-107421, 333-107421-01, 333-49330 and 333-49330-01 on Form S-3, Registration
Statement Nos. 333-33896 and 333-33896-01 on Form S-4, and Registration Statement Nos. 333-107748 and 333-107743 on Form S-8 of our report dated February 13, 2003 (July 15, 2003 as to Notes 2J and 6 and October 3, 2003 as to Notes 5, 20-D, 20-G and 25) (which report expresses an unqualified opinion and includes explanatory paragraphs related to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, on January 1, 2001, and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002, and the adoption of the October 2002 consensus of EITF Issue No. 02-03, "Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities,") appearing in NiSource's Current Report on Form 8-K filed on October 6, 2003.




DELOITTE & TOUCHE LLP
October 30, 2003
Chicago, Illinois